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                                                                     EXHIBIT 5.1

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                 August 4, 1999

SERENA Software, Inc.
500 Airport Boulevard, 2nd Floor
Burlingame, California 94010-1904

    RE:  REGISTRATION STATEMENT ON FORM S-8/S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-8/S-3 to be filed by you with the Securities and Exchange Commission on August 3, 1999 (as such may thereafter be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,925,000 shares of your Common Stock, $0.001 par value (the "Shares"), of which 1,986,001 shares have been issued pursuant to certain restricted stock agreements between the Company and certain of its executive officers under the Amended and Restated 1997 Stock Option and Incentive Plan (the "1997 Plan"), 2,563,999 shares of Common Stock are reserved for future issuance under the 1997 Plan, 225,000 shares are reserved for future issuance under the Company's 1999 Employee Stock Purchase Plan and 150,000 shares are reserved for future issuance under the Company's 1999 Director Option Plan. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

    It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati